   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 10, 1996
                                                       REGISTRATION NO. 333-[  ]
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                              PRIMARK CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                  MICHIGAN                                      38-2383282
        (STATE OR OTHER JURISDICTION               (I.R.S. EMPLOYER IDENTIFICATION NO.)
      OF INCORPORATION OR ORGANIZATION)

                            ------------------------

                         1000 WINTER STREET, SUITE 4300
                          WALTHAM, MASSACHUSETTS 02154
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                          PRIMARK CORPORATION SAVINGS
                            AND STOCK OWNERSHIP PLAN
                            (FULL TITLE OF THE PLAN)

                            MICHAEL R. KARGULA, ESQ.
                     SENIOR VICE PRESIDENT, GENERAL COUNSEL
                                 AND SECRETARY
                              PRIMARK CORPORATION
                         1000 WINTER STREET, SUITE 4300
                          WALTHAM, MASSACHUSETTS 02154
                                 (617) 466-6611
(NAME, ADDRESS AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                            ------------------------

                        CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------

                                                                     PROPOSED
                                                      PROPOSED        MAXIMUM
                                       AMOUNT     MAXIMUM OFFERING   AGGREGATE      AMOUNT OF
        TITLE OF SECURITIES             TO BE          PRICE         OFFERING      REGISTRATION
         TO BE REGISTERED            REGISTERED     PER SHARE(1)     PRICE(1)         FEE(1)
-------------------------------------------------------------------------------------------------
Common Stock, without par value....    250,000        $24.875      $6,218,750.00    $1,884.47
-------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Securities Act Rule 457(h) based upon the average of the high and low prices for shares of the Registrant's Common Stock as reported on the New York Stock Exchange on December 6, 1996.

In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Primark Corporation Savings and Stock Ownership Plan, As Amended.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

                                EXPLANATORY NOTE

     In accordance with the instructional Note to Part I of Form S-8 as promulgated by the Securities and Exchange Commission, the information specified by Part I of Form S-8 has been omitted from this Registration Statement on Form S-8 for offers of Common Stock pursuant to the Plan.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents filed by Primark Corporation (the "Corporation" or the "Registrant") with the Securities and Exchange Commission (the "Commission") are hereby incorporated herein by reference:

           (i) Annual Report on Form 10-K for the fiscal year ended December 31, 1995;

          (ii) Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996, June 30, 1996, and September 30, 1996;

         (iii) Current Reports on Form 8-K filed August 15, 1996 and November 14, 1996;

          (iv) The description of the Corporation's Common Stock contained in the Corporation's Form 10 dated November 17, 1981, the Corporation's Form 8-A dated October 18, 1985, the Corporation's Form 8-A dated January 13, 1988, and the Corporation's Form 8-A dated June 16, 1992.

     All documents filed by the Corporation pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all of the Corporation's Common Stock offered hereby has been sold or which withdraws from registration such Common Stock then remaining unsold, shall be deemed to be incorporated in this Registration Statement by reference and to be a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     The validity of the securities of the Corporation being registered hereby has been passed upon by Michael R. Kargula, Esq., General Counsel to the Corporation. As of December 9, 1996, Mr. Kargula beneficially owned 400,230 shares of Corporation Common Stock. This number of shares beneficially owned by Mr. Kargula as of December 9, 1996, does not include a currently indeterminable number of shares that will be allocated to Mr. Kargula's account under the Primark Corporation Employee Stock Ownership Plan on or about December 31, 1996.

     The audited financial statements and schedules incorporated by reference in this Registration Statement have been examined by Deloitte & Touche LLP, independent certified public accountants, as set forth in their report incorporated by reference herein, and are included in reliance upon the authority of such firm as experts in auditing and accounting.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Sections 561 and 571 of the Michigan Business Corporation Act (the "MBCA") contain detailed provisions concerning the indemnification of directors, officers, employees, and agents against judgments, penalties, fines and amounts paid in settlement of litigation that they may incur in their capacity as such.

     Article VIII of the Articles of Incorporation of the Registrant provides that the Registrant shall indemnify any person who is or was a director or officer of the Registrant or is or was serving at the request of the Registrant as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed action, suit, or proceeding to the full extent provided by the MBCA from time to time in effect.

     Section 6.1 of the By-laws of the Registrant provides that the Registrant shall indemnify its officers, directors, employees, agents and other persons to the fullest extent to which corporations are empowered to indemnify such persons at law.

     Article IX of the Articles of Incorporation of the Registrant provides that a director of the Registrant shall not be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law,
(iii) for a violation of Section 551(1) of the MBCA or (iv) for any transaction from which the director derived any improper personal benefit.

     The Corporation maintains a director's and officer's liability insurance policy that covers its directors and officers for certain claims and actions incurred in the course of their duties, including, under certain circumstances, alleged violations of the Securities Act of 1933, as amended.

     Pursuant to Section 11.3 of the Plan, the Corporation has agreed to indemnify the employees of the Corporation and its subsidiaries who administer the Plan to the fullest extent permitted by law.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8. EXHIBITS.

     The exhibits listed on the Index of Exhibits of this Registration Statement are filed herewith or are incorporated herein by reference to other filings.

     Pursuant to subsection (b) of this Item, the Registrant undertakes to submit the Plan to the Internal Revenue Service ("IRS") in a timely manner and will make all changes required by the IRS in order to qualify the Plan.

ITEM 9. UNDERTAKINGS.

     The undersigned Registrant hereby undertakes:

          1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act").

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          Provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement;

          2. That, for the purpose of determining any liability under the Securities Act, each such posteffective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

          3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

          4. That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to
     Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          5. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, Commonwealth of Massachusetts on December 10, 1996.

                                          PRIMARK CORPORATION


                                          By:  /s/ STEPHEN H. CURRAN
                                              -----------------------------
                                              Stephen H. Curran
                                              Senior Vice President and
                                              Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the dates indicated, and each undersigned director and/or officer hereby constitutes and appoints J.E. Kasputys, M. R. Kargula, and
S. H. Curran and each of them (with full power to each of them to act alone), his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him or her and on his or her behalf and in his or her name, place and stead, in any and all capacities, to sign, execute and file with the Commission (or any other governmental or regulatory authority) this Registration Statement on Form S-8 (or any other appropriate form), and any and all amendments (including post-effective amendments) thereto, with all exhibits and any and all documents required to be filed with respect thereto, relating to the registration under the Securities Act of 1933 of shares of the Corporation's common stock authorized to be issued or sold pursuant to the Corporation's Savings and Stock Ownership Plan, and of plan interests in such Plan, granting unto said attorneys, and each of them, full power and authority to do and to perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully to all intents and purposes as he himself or she herself might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

                 SIGNATURES                               TITLES                    DATE
---------------------------------------------  ----------------------------  ------------------
           /s/ JOSEPH E. KASPUTYS              Chairman, President and         December 9, 1996
---------------------------------------------  Chief Executive Officer
             Joseph E. Kasputys                (Principal Executive
                                               Officer)

            /s/ STEPHEN H. CURRAN              Senior Vice President and       December 9, 1996
---------------------------------------------  Chief Financial Officer
              Stephen H. Curran                (Principal Financial and
                                               Accounting Officer)

            /s/ KEVIN J. BRADLEY               Director                        December 9, 1996
---------------------------------------------
              Kevin J. Bradley

              /s/ JOHN C. HOLT                 Executive Vice President        December 9, 1996
---------------------------------------------  and Director
                John C. Holt

             /s/ STEVEN LAZARUS                Director                        December 9, 1996
---------------------------------------------
               Steven Lazarus

          /s/ PATRICIA G. McGINNIS             Director                        December 9, 1996
---------------------------------------------
            Patricia G. McGinnis

            /s/ JONATHAN NEWCOMB               Director                        December 9, 1996
---------------------------------------------
              Jonathan Newcomb

           /s/ CONSTANCE K. WEAVER             Director                        December 9, 1996
---------------------------------------------
             Constance K. Weaver

     Pursuant to the requirements of the Securities Act of 1933, the Administrator of the Primark Corporation Savings and Stock Ownership Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, Commonwealth of Massachusetts on December 10, 1996.


                                          By:  /s/ MICHAEL R. KARGULA
                                              ------------------------------
                                              Michael R. Kargula
                                              Administrator

                               INDEX OF EXHIBITS

Exhibit 4.1    Articles of Incorporation of the Registrant (incorporated by reference to
               Exhibit 3.1 to the Registrant's Registration Statement No. 2-74688); Amendment
               to the Articles of Incorporation (incorporated by reference to Exhibit 3.1 to the Registrant's 1985 Form 10-K, SEC File No. 00108260) ; Amendment dated
               August 8, 1991 (incorporated by reference to Exhibit 3(a) to the Registrant's
               Form 8-K dated August 9, 1991, SEC File No. 00108260); Amendment dated May 27,
               1992 (incorporated by reference to Exhibit 3.1 to the Registrant's June 30,
               1992 Form 10-Q, SEC File No. 00108260).

Exhibit 4.2    By-laws of the Registrant, as amended (incorporated by reference to the
               Registrant's September 30, 1990 Form 10-Q, SEC File No. 00108260).

Exhibit 4.3    Rights Agreement, dated January 12, 1988, between the Registrant and Bankers
               Trust Company, which includes, as Exhibit A thereto, the Rights Certificate and, as Exhibit B thereto, the Summary of Rights to Purchase Common Stock
               (incorporated by reference to Exhibit 28.1 to the Registrant's Form 8-K dated
               January 14, 1988, SEC File No. 00108260); Certified copy of resolution amending the Registrant's Rights Agreement (incorporated by reference to Exhibit 28.4 to the Registrant's Form 8-K dated July 13, 1988, SEC File No. 00108260);
               Amendment to Rights Agreement, dated April 9, 1990 (incorporated by reference to Exhibit 28.1 to the Registrant's Form 8-K dated April 12, 1990, SEC File No.
               00108260); Letter, dated May 10, 1990, regarding appointment of Bank of America as new Rights Agent under the Rights Agreement, as amended (incorporated by reference to Exhibit 28.1 to the Registrant's 1990 Form 10-K, SEC File No.
               00108260); Amendment to Rights Agreement, dated May 31, 1992, between the
               Registrant and Bank of America National Trust and Savings Association, as
               Rights Agent (incorporated by reference to Exhibit 28.1 to the Registrant's
               June 30, 1992 Form 10-Q, SEC File No. 00108260); Letter dated July 31, 1992 regarding appointment of The First National Bank of Boston as new Rights Agent
               (incorporated by reference to Exhibit 28.2 to the Registrant's June 30, 1992
               Form 10-Q, SEC File No. 00108260).

Exhibit 4.4    Primark Corporation Savings and Stock Ownership Plan, filed herewith.

Exhibit 5      Opinion of Michael R. Kargula, General Counsel of the Corporation, with respect to the validity of the Common Stock being registered hereby, filed herewith.

Exhibit 23.1   Consent of Deloitte & Touche LLP, independent accountants to the Corporation, filed herewith.

Exhibit 23.2   Consent of Leslie Sufrin and Company, P.C., filed herewith.

Exhibit 23.3   Consent of Michael R. Kargula, General Counsel of the Corporation, contained in his opinion filed as Exhibit 5 hereto.

Exhibit 24.1   Power of Attorney (set forth in the signature page).